SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2005

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following information specifies forward-looking   statements of our management. Forward-looking   statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "could", "expect", estimate", "anticipate", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

Please refer to Exhibits 10.1 and 10.2.

We are extremely pleased to announce that we have signed a participation agreement for a working interest in a potential multi-well prospect located in the world-class Pembina Oil and Gas Field in Alberta, Canada. The first well on the Pembina Prospect calls for a re-work of an existing successful oil and gas well targeting the Viking Sands. The operations on this new prospect are expected to commence within the next few days, with initial results from this first well in 7-10 days.

Bernard McDougall, our president stated, "This is a tremendous opportunity for MSEV. To be able to secure a working interest in such a world-class field could be a huge step in MSEV’s growth. The month of March is going to be an exciting one as MSEV could be achieving results on two separate drill programs. Considering that we have had five out of five successful wells on the Martex Prospect to date, we feel quite confident in the results the 6th well. When you factor in the all-time high prices for oil achieved this week, it could not be a better time for MSEV to find new discoveries. MSEV’s goal is to become a mid-range oil and gas producer, and by the end of this month we could be closer to achieving this goal.”

Alberta accounts for 55% of Canada's oil production. Alberta’s crude oil and equivalent production was 1,534,000 barrels per day in 2003. One half of Alberta’s oil and gas is exported to the US, providing 5% of US oil consumption and 12% of natural gas consumption. The Oil and Gas Journal reported that Canada ranks second largest, only behind Saudi Arabia, in terms of global proven crude oil reserves at 15% of world reserves. The majority of these reserves are found in Alberta.

Alberta accounts for just over 80% of the natural gas produced in Canada, which is the world's third-largest supplier of gas, and exports about three-quarters of its production outside the province's borders. About half of the five trillion cubic feet of gas produced each year in Alberta is exported to the United States, and about one-quarter flows to other points in Canada. Alberta has an estimated 200 trillion cubic feet of ultimately recoverable conventional natural gas. Recent estimates indicate that Viking and equivalent strata contain in the order of 5% and 8%, respectively, of the oil and gas reserves known to exist in Alberta alone.

We are also pleased to announce that we have been notified by the operator that the frac of the Stuart #60-8 Well on the Martex Prospect in Texas is scheduled to occur this Friday, March 18. The operator stated, "This frac will be the largest we have performed on the Big Saline wells and we hope to increase the flow rate accordingly. We will begin digging a pit to load with the water starting the first half of March. With pit construction time, lining the pit, filling with water, we plan to schedule the frac for March 18th. At this time, we should have everything ready to go to put the well on line without any shut-in time." As soon as this well is completed, the next well on this prospect is expected to commence.

We are an emerging oil and gas company with both oil and gas producing properties. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have 16 independent sources of oil and/or gas revenue. Our production is from ten oil wells in Canada, and six wells producing oil and/or gas wells in Texas. We are presently involved in multiple oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization.

If you have any questions, please call us at (604) 646-6903. If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:        March 18, 2005